UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2024

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 645-7060
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Mr. Michael J. Sullivan, a member of the Audit and Risk Committee of the Board of Directors (the “Board”) of Heartland Express, Inc. (the “Company”), passed away on September 14, 2024. Following Mr. Sullivan’s passing, the Company and the Board have been considering the appropriate composition of the Audit and Risk Committee.

On November 29, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of Mr. Sullivan’s passing, the Company is no longer in compliance with Nasdaq Listing Rule 5605, which, in relevant part, requires the Audit and Risk Committee to consist of at least three members, each of whom must be an independent director under the Nasdaq Listing Rules and meet the heightened independence standards for audit committee members under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended.

The Notice has no immediate effect on the Company’s Nasdaq listing and its common stock will continue to be listed under the symbol “HTLD.”

In accordance with Nasdaq Listing Rule 5605(c)(4) and as provided by the Notice, the Company is automatically entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605. The Company intends to rely on such cure period and regain compliance with the Nasdaq Listing Rule 5605 prior to the expiration of such cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	December 4, 2024	By: /s/ Christopher A. Strain
Christopher A. Strain
Vice President - Finance,
Treasurer and Chief Financial Officer